The Salomon Brothers Fund

Sub-Item 77C (Matters submitted to a vote of security holder)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on NOVEMBER 17, 2005.
(Accession No. 0001193125-05-228710)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on NOVEMBER 15, 2005.
(Accession No. 0001193125-05-227022)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on NOVEMBER 3, 2005.
(Accession No. 0001193125-05-215768)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on OCTOBER 21, 2005.
(Accession No. 0001193125-05-205999)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on OCTOBER 13, 2005.
(Accession No. 0001193125-05-201045)

Sub-Item 77C (Notice of Annual Meeting)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on SEPTEMBER 2, 2005.
(Accession No. 0001193125-05-179260)

Sub-Item 77C (Proxy Statement)

Registrant incorporates by reference Registrant's PRE 14A
Filed on DECEMBER 30, 2005
 (Accession No. 0001193125-05-250939)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on SEPTEMBER 27, 2005
 (Accession No. 0001193125-05-192361)

Registrant incorporates by reference Registrant's DEFC 14A
Filed on SEPTEMBER 20, 2005
 (Accession No. 0001104659-05-044845)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on SEPTEMBER 13, 2005
 (Accession No. 0001193125-05-184253)

Sub-Item 77C (new investment contract)

Registrant incorporates by reference Registrant's Form 8-K
Dated DECEMBER 1, 2005 filed on DECEMBER 1, 2005
(Accession No. 0001193125-05-234928)



Registrant incorporates by reference Registrant's DEFA 14A
Filed on OCTOBER 12, 2005.
(Accession No. 0001193125-05-200392)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on OCTOBER 6, 2005.
(Accession No. 0001193125-05-197884)